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                                                                Exhibit (a)




                              FILING AGREEMENT

            Pursuant to Rule 13d-1(f) promulgated under the Securities and

Exchange Act of 1934, the undersigned hereby agree to the filing of the

Statement on Schedule 13D relating to the acquisition by The Pillsbury

Company of 346,570 shares of Class A Common Stock, par value $.25 per share, of Seneca Foods Corporation on behalf of The Pillsbury Company, a

Delaware corporation, and Grand Metropolitan Public Limited Company, a

company incorporated under the laws of England.

            This Agreement may be executed in any number of counterparts,

each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated:  March 22, 1996


                                    GRAND METROPOLITAN PLC


                                    By: /s/ PAUL S. WALSH
                                        Paul S. Walsh
                                        Director

                                    THE PILLSBURY COMPANY


                                    By: /s/ JEROME J. JENKO
                                          Jerome J. Jenko
                                          Senior Vice President,
                                          General Counsel and
                                          Secretary